Exhibit 10.1

Exchange Note: October 2, 2013

THIS 10% CONVERTIBLE NOTE IS ISSUED IN EXCHANGE FOR A PORTION OF THAT CERTAIN PROMISSORY NOTE ISSUED TO AL LANDAU ON MAY 11, 2012 BY THE COMPANY. FOR PURPOSES OF RULE 144, THIS NOTE SHALL BE DEEMED TO HAVE BEEN ISSUED ON MAY 11, 2012.

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION. AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

10% CONVERTIBLE NOTE DUE October 2, 2014

OF

PACIFIC GOLD CORP.

Issuance Date: October 2, 2013

Issuance Date of Original Note: May 11, 2012

Exchange Date: October 2, 2013

Original Principal Amount of this Exchange Note: $40,000

THIS NOTE (“Note” or “Exchange Note”) is a duly authorized Promissory Note of PACIFIC GOLD CORP. a corporation duly organized and existing under the laws of the State of Nevada (the “Company”), designated as the Company's 10% Convertible Note Due October 2, 2014 (“Maturity Date”) in the original principal amount of forty thousand dollars ($40,000) (the “Note”).

FOR VALUE RECEIVED, the Company hereby promises to pay to the order of Iconic Holdings, LLC or its registered assigns or successors-in-interest (“Holder”) the principal sum of forty thousand dollars ($40,000) together with all accrued but unpaid interest thereon, if any, on the Maturity Date, to the extent such principal amount and interest has not been repaid or converted into the Company's Common Stock, $0.000000001 par value per share (the “Common Stock”), in accordance with the terms hereof.

1

Exchange Note

Pacific Gold Corp.

Iconic Holdings, LLC

Interest on the unpaid principal balance hereof shall accrue at the rate of 10% per annum from the date of original issuance hereof (the “Issuance Date”) until the same becomes due and payable on the Maturity Date, or such earlier date upon acceleration or by conversion or redemption in accordance with the terms hereof or of the other Agreements. Notwithstanding anything contained herein, this Note shall bear interest on the due and unpaid Principal Amount from and after the occurrence and during the continuance of an Event of Default pursuant to Section 1(j) at the rate (the “Default Rate”) equal to the lower of twenty (20%) per annum or the highest rate permitted by law. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to principal.

This Note may not be prepaid in whole or in part except as otherwise provided herein. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Exchange Agreement dated on or about the Issuance Date pursuant to which the Note was originally issued (the “Exchange Agreement”). For purposes hereof the following terms shall have the meanings ascribed to them below:

“Bankruptcy Event” means any of the following events: (a) the Company commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company thereof; (b) there is commenced against the Company any such bankruptcy case or proceeding that is not dismissed within 60 days after commencement; (c) the Company is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company makes a general assignment for the benefit of creditors; (g) the Company calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

“Change in Control Transaction” will be deemed to exist if (i) there occurs any consolidation, merger or other business combination of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the voting stockholders of the Company prior to such event cease to own 50% or more of the voting power, or corresponding voting equity interests, of the surviving corporation after such event (including without limitation any “going private” transaction under

Rule 13e-3 promulgated pursuant to the Exchange Act or tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act for 20% or more of the Company's Common Stock), (ii) there is a replacement of more than one-half of the members of the Company’s Board of Directors which is not approved by those individuals who are members of the Company's Board of Directors on the date thereof, (iii) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis, or (iv) the Company enters into any agreement providing for an event set forth in (i), (ii), (iii) or (iv) above.

“Conversion Ratio” means, at any time, a fraction, of which the numerator is the entire outstanding Principal Amount of this Note (or such portion thereof that is being redeemed or repurchased), and of which the denominator is the Conversion Price as of the date such ratio is being determined.

“Conversion Price” shall be equal to fifty five percent (55%) of the average of the three

(3)

lowest daily Volume Weighted Average Prices, as determined by Bloomberg LP, of the Company’s common stock duringthe twenty (20) consecutive trading days prior to the date on which Holder elects to convert all or part of the Note. No conversions shall occur at a price lower than $.000055.

“Convertible Securities” means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Market Price” shall equal the closing sale price per share of the Common Stock on the Principal Market on the Trading Day next preceding the date on which such price is being determined.

“Principal Amount” shall refer to the sum of (i) the original principal amount of this Note, (ii) all accrued but unpaid interest hereunder, and (iii) any default payments owing under the Agreements but not previously paid or added to the Principal Amount.

“Principal Market” shall mean the OTCQB or such other principal market or exchange on which the Common Stock is then listed for trading.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Trading Day” shall mean a day on which there is trading on the Principal Market.

“Underlying Shares” means the shares of Common Stock into which the Note is convertible (including interest or principal payments in Common Stock as set forth herein) in accordance with the terms hereof.

The following terms and conditions shall apply to this Note:

Section 1.00  Conversion.

(a)

Conversion  Right.

Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at the Holder's option, at any time and from time to time to convert the outstanding Principal Amount and Interest under this Note in whole or in part by delivering to the Company, or directly to Company’s Transfer Agent, a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the “Conversion Notice”), which may be transmitted by facsimile.

(b)

The date of any Conversion Notice hereunder and any Payment Date shall be referred to herein as the “Conversion Date”. If the Holder is converting less than all of the outstanding Principal Amount hereunder pursuant to a Conversion Notice, the Company shall promptly deliver to the Holder (but no later than five Trading Days after the Conversion Date) a Note for such outstanding Principal Amount as has not been converted if this Note has been surrendered to the Company for partial conversion. The Holder and the Company shall maintain records showing the outstanding Principal Amount so converted and repaid and the dates of such conversions or repayments or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion or repayment.

(i)

Stock Certificates or DWAC. The Company will deliver to the Holder, or Holder’s authorized designee) not later than three (3) Trading Days after the Conversion Date, a certificate or certificates (which certificate(s) shall be free of restrictive legends and trading restrictions) representing the number of shares of Common Stock being acquired upon the conversion of this Note. In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Note, provided the Company's transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) prime broker with DTC through its Deposits and Withdrawal at Custodian (DWAC) program (provided that the same time periods herein as for stock certificates shall apply). If in the case of any conversion hereunder, such certificate or certificates are not delivered to or as directed by the Holder by the fifth Trading Day after the Conversion Date, the Holder shall be entitled by notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Note tendered for conversion.

If the Company fails to deliver to the Holder such certificate or certificates (or shares through DTC) pursuant to this Section (free of any restrictions on transfer or legends) in accordance herewith, prior to the third Trading Day after the Conversion Date, the Company shall pay to the Holder as liquidated damages, in cash, an amount equal to One Thousand Dollars ($1,000) per day, until such certificate or certificates are delivered. Such liquidated damages will be added to the principal value of the Note. The Company acknowledges that it would be extremely difficult or impracticable to determine Tangiers’ actual damages and costs resulting from the delay in making  delivery of  the  unrestricted  stock  certificate  and  the  inclusion  herein of  any  such additional amounts are the agreed upon liquidated damages representing a reasonable estimate of those damages and costs and do not constitute a penalty.

(c)

Conversion Price Adjustments.

(i)

Stock Dividends, Splits and Combinations. If the Company or any of its subsidiaries, at any time while this First Exchange Note is outstanding (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, (B) subdivide outstanding Common Stock into a larger number of shares, or (C) combine outstanding Common Stock into a smaller number of shares, then each Affected Conversion Price (as defined below) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(ii)

Distributions. If the Company or any of its subsidiaries, at any time while the Note is outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Company or any of its subsidiaries (excluding those referred to in the Section above), then concurrently with such distributions to holders of Common Stock, the Company shall distribute to the Holder the amount of such indebtedness, assets, cash or rights or warrants which the Holder would have received had the Note been converted into Common Stock at the Conversion Price immediately prior to the record date for such distribution. Holder will be required to convert its note at the time of this distribution.

(iii)

Rounding of Adjustments. All calculations under this Section 1 or any other provision of this Note shall be made to 4 decimal places for dollar amounts or the nearest 1/100th of a share, as the case may be.

(iv)

Notice of Certain Events. If:

A.

the Company shall declare a dividend (or any other distribution) on its Common Stock; or

B.

the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

C.

the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

D.

the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

E.

the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last address as it shall appear upon the books of the Company, on or prior to the date notice to the Company's stockholders generally is given, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange.

(d)

Reservation  and  Issuance  of  Underlying  Securities.

The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note (including repayments in stock), free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than one times (1x) the number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Exchange Agreement) be issuable (taking into account the adjustments under this Section 1 but without regard to any ownership limitations contained herein) upon the conversion of this Note hereunder in Common Stock (including repayments in stock). This amount shall be initially set at one billion five hundred million shares (1,500,000,000). The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully-paid, non-assessable and freely-tradable. The Company agrees that this is a material term of this Note.

(e)

Charges,  Taxes  and  Expenses.

Issuance of certificates for shares of Common Stock upon the conversion of this Note (including repayment in stock) shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder.

(f)

Cancellation. After all of the Principal Amount (including accrued but unpaid interest and default payments at any time owed on this Note) have been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Company at the Company’s principal executive offices.

(g)

Conversion Limitation.

Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon conversion pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by the Holder (other than by virtue of the ownership of securities or rights to acquire securities (including this Note) that have limitations on the Holder’s right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned at such time (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the Holder’s “affiliates” at such time (as defined in Rule 144 of the Act) (“Aggregation Parties”) that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 as amended, exists, would exceed 4.99% of the total issued and outstanding shares of the Common Stock (the “Restricted Ownership Percentage”) unless the Holder elects to exceed said percentage amount, as noted below. The Holder shall have the right (w) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and (x) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned, of a Change in Control Transaction.

Section 2.00

Defaults and Remedies.

(h)

Events of Default. An “Event of Default” is: (i) a default in payment of any amount due hereunder which default continues for more than five (5) business days after the due date thereof; (ii) a default in the timely issuance of Underlying Shares upon and in accordance with terms hereof, which default continues for three (3) Business Days after the Company has received notice informing the Company that it has failed to issue shares or deliver stock certificates within the third (3rd) day following the Conversion Date; (iii) failure by the Company for three (3) days after notice has been received by the Company to comply with any material provision of the Exchange Agreement (including without limitation the failure to issue the requisite number of shares of Common Stock upon conversion hereof and the failure to redeem Notes upon the Holder’s request following a Change in Control Transaction pursuant to Section 1(c); (iv) a material breach by the Company of its representations or warranties in the Exchange Agreement,; (v) any default after any cure period under, or acceleration prior to maturity of, any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for  money borrowed by the  Company in excess of $300,000 or for money borrowed the repayment of which is guaranteed by the Company in excess of $300,000, whether such indebtedness or guarantee now exists or shall be created hereafter; (vi) any failure of the Company to satisfy its “filing” obligations under the rules and guidelines issued by OTC Markets News Service, OTC Markets.com and their affiliates; (vii) failure of the Company to issue any of the shares of the Company’s Common Stock due the Holder upon conversion of this Note; (viii) failure to have sufficient number of authorized but unissued shares of the Company’s Common Stock available for any said conversion; (ix) failure of Company’s stock to maintain a bid price in its trading market which occurs for three (3) consecutive days; (x) any delisting for any reason; (xi) failure by Company to pay any of it’s Transfer Agent fees or to maintain a Transfer Agent of record; (xii) any trading suspension imposed by the Securities and Exchange Commission under Sections 12(j) or 12(k) of the 1934 Act; (xiii) if the Company is subject to any Bankruptcy Event.

Remedies. If an Event of Default occurs and is continuing with respect to the Note, the Holder may declare all of the then outstanding Principal Amount of this Note, including any interest due thereon, to be due and payable immediately,), this Note shall become due and payable without further action or notice. In the event of such acceleration, the amount due and owing to the Holder shall be the 150% of the outstanding Principal Amount of the Notes held by the Holder plus all accrued and unpaid interest, fees, and liquidated damages, if any. Additionally, this Note shall bear interest on any unpaid principal from and after the occurrence and during the continuance of an Event of Default pursuant to Section 2(h) at the Default Rate. Finally, the Note will accrue liquidated damages of two hundred fifty dollars ($250) per day from and after the occurrence and during the continuance of an Event of Default pursuant to Section 2(h). The Company acknowledges that it would be extremely difficult or impracticable to determine Holders’s actual damages and costs resulting from the delay in making delivery of the unrestricted stock certificate and the inclusion herein of any such additional amounts are the agreed upon liquidated damages representing a reasonable estimate of those damages and costs and do not constitute a penalty. The remedies under this Note shall be cumulative and added to the principal value of the Note.

Section 3.00 General.

(i)

Payment of Expenses. The Company agrees to pay all reasonable charges and expenses, including attorneys' fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(j)

Savings Clause. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(k)

Amendment.

Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

(l)

Assignment, Etc.     The Holder may assign or transfer this Note to any transferee only with the prior written consent of the Company, which may not be unreasonably withheld or delayed, provided that (i) the Holder may assign or transfer this Note to any of such Holder's affiliates without the consent of the Company and (ii) upon any Event of Default, the Holder may assign or transfer this Note without the consent of the Company.  The Holder shall notify the Company of any such assignment or transfer promptly. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(m)

No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(n)

Governing Law; Jurisdiction.

(i)

Governing Law. THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(ii)

Jurisdiction. Any dispute or claim arising to or in any way related to this Note or the rights and obligations of each of the parties hereto shall be settled by binding arbitration in San Diego, California.

(o)

Replacement Notes. This Note may be exchanged by the Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by the Holder, upon surrendering the same. No service charge will be made for such registration or exchange. In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with this Note. If such replacement occurs, the term “Note” as used herein shall be deemed to refer to any such replacement Note.

(s)

Attachments to this Note. Each of the exhibits attached to that certain Exchange Agreement, dated October 2, 2013 are hereby attached and incorporated by reference herein. This Note is hereby acknowledged by the Company as the First Exchange Note (as that term is defined in the Exchange Agreement).

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[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the day and in the year first above written.

PACIFIC GOLD CORP.

By:	/s/ Mitchell Geisler

Name

Title:

Date: October 2, 2013

This Note is acknowledged as:               Exchange Note of October 2, 2013 (as described in that certain Exchange Agreement, dated October 2, 2013)